Exhibit 99.1

Laird Superfood Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Record Net Sales of $49.9 million for Fiscal Year 2025, growth of 15% year-over-year.

Boulder, Colorado – March 26, 2026 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” the “Company”, “we”, and “our”), today reported financial results for the fourth quarter and fiscal year ended December 31, 2025.

Jason Vieth, Chief Executive Officer, commented, “Fiscal 2025 was a pivotal year for Laird Superfood. We delivered 15% net sales growth driven by strong momentum in our wholesale channel and continued expansion across grocery and club. While margins were impacted by commodity and tariff pressures, we made important progress strengthening our brand, expanding distribution, and improving operational discipline. Importantly, with the recent acquisition of Navitas Organics, we have taken a significant step toward building a scaled superfood platform with complementary brands, expanded product offerings, and greater reach across natural and conventional retail channels. We are excited about the opportunity ahead as we integrate the businesses and focus on driving sustainable growth.”

Fourth Quarter 2025 Highlights

●	Net Sales of $13.3 million compared to $11.6 million in the corresponding prior year period, representing 15% growth.

●	E-commerce sales decreased by 6% year-over-year and contributed 48% of total Net Sales, with softness in the direct-to-consumer channel partially offset by growth on Amazon.com.

●	Wholesale sales increased by 44% year-over-year and contributed 52% of total Net Sales, driven by distribution expansion and velocity improvement in grocery and club outlets.

●	Gross Margin was 34.1% compared to 38.6% in the corresponding prior year period. This margin contraction was driven primarily by increased product costs driven by commodity prices and tariffs.

●	Net Loss was $1.8 million, or $0.16 per diluted share, compared to Net Loss of $0.4 million, or $0.04 per diluted share, in the corresponding prior year period. The increased Net Loss in the fourth quarter of 2025, compared to the prior year period, driven primarily by increased professional fees incurred in connection with the Navitas Acquisition, and increased procurement costs related to inflationary commodity and tariff costs.

●	Adjusted EBITDA, which is a non-GAAP financial measure, was ($0.4) million, compared to ($0.2) million in the corresponding prior year period. The decrease was driven primarily by inflationary commodity costs and tariffs as well as higher marketing expenses. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Fiscal Year 2025 Highlights

●	Net Sales of $49.9 million compared to $43.3 million in the corresponding prior year period, representing 15% growth.

●	E-commerce sales decreased by 3% year-over-year and contributed 50% of total Net Sales. Softness on our DTC platform was offset in part by strong performance on Amazon.com.

●	Wholesale sales increased by 41% year-over-year and contributed 50% of total Net Sales, driven by distribution expansion and velocity improvement in grocery and club outlets.

●	Gross Margin was 37.9% compared to 40.9% in the corresponding prior year period. This margin contraction was driven by settlement recoveries in FY 2024 which did not repeat in FY 2025, as well as increased product costs driven by commodity prices and tariffs.

●	Net Loss was $3.3 million, or $0.31 per diluted share, compared to Net Loss of $1.8 million, or $0.18 per diluted share, in the corresponding prior year period. The increase was driven primarily by impairment charges on long-lived intangible assets and increased professional fees incurred in connection with the Navitas Acquisition.

●	Adjusted EBITDA was $0.3 million, compared to ($0.7) million in the corresponding prior year period. This improvement was driven by Net Sales growth and decreased general and administrative costs, offset in part by Gross Margin contraction driven by increased product costs due to commodity prices and tariffs. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

REVENUE DISAGGREGATION

(unaudited)

	Three Months Ended December 31,
	2025		2024
	$	% of Total	$	% of Total
Coffee creamers	$8,109,428	61%	$6,521,777	56%
Coffee, tea, and hot chocolate products	4,425,206	33%	3,196,314	28%
Hydration and beverage enhancing products	1,609,893	12%	2,318,791	20%
Snacks and other food items	1,474,115	11%	1,550,974	13%
Other	47,192	—%	73,179	1%
Gross sales	15,665,834	117%	13,661,035	118%
Shipping income	107,835	1%	132,900	1%
Discounts and promotional activity	(2,425,046)	(18)%	(2,187,736)	(19)%
Sales, net	$13,348,623	100%	$11,606,199	100%

	Year Ended December 31,
	2025		2024
	$	% of Total	$	% of Total
Coffee creamers	$29,324,248	59%	$23,088,363	53%
Coffee, tea, and hot chocolate products	15,281,939	31%	11,184,525	26%
Hydration and beverage enhancing products	7,131,460	14%	9,207,964	21%
Snacks and other food items	5,694,789	11%	6,215,989	14%
Other	200,483	—%	172,788	—%
Gross sales	57,632,919	115%	49,869,629	114%
Shipping income	489,352	1%	506,732	1%
Discounts and promotional activity	(8,232,985)	(16)%	(7,081,224)	(15)%
Sales, net	$49,889,286	100%	$43,295,137	100%

	Three Months Ended December 31,
	2025		2024
	$	% of Total	$	% of Total
E-commerce	$6,387,666	48%	$6,788,346	58%
Wholesale	6,960,957	52%	4,817,853	42%
Sales, net	$13,348,623	100%	$11,606,199	100%

	Year Ended December 31,
	2025		2024
	$	% of Total	$	% of Total
E-commerce	$24,961,486	50%	$25,642,366	59%
Wholesale	24,927,800	50%	17,652,771	41%
Sales, net	$49,889,286	100%	$43,295,137	100%

Balance Sheet and Cash Flow Highlights

We had $5.3 million of cash, cash equivalents, and restricted cash as of December 31, 2025, and no outstanding debt.

Cash used in operating activities was $2.8 million for the fiscal year 2025, compared to cash provided by operating activities of $0.9 million in the same period in 2024. The year-over-year change was primarily driven by working capital. Inventory levels increased in the first half of 2025 as the Company purchased additional inventory in advance of anticipated tariff-related cost increases and built safety stock of key products to support growing demand and reduce the risk of out-of-stocks. Inventory levels have decreased since their peak in the second quarter of 2025 consistent with management's strategy. In addition, accounts receivable increased due to the timing of large wholesale shipments at year-end, which were subsequently collected in the first quarter of 2026.

2026 Financial Outlook

On a directional basis, the Company expects fiscal year 2026 Net Sales for the combined business to grow at least in the high single digits compared to the aggregate 2025 combined Net Sales of $95.2 million, and expect Adjusted EBITDA to increase year-over-year, driven by top-line growth and the realization of integration synergies. The Company intends to provide formal fiscal year 2026 financial guidance, including combined company net sales and profitability targets, in connection with its first quarter 2026 earnings release.

Navitas Acquisition and Nexus Capital Investment

On March 12, 2026, Laird Superfood, Inc. completed two concurrent transactions: (i) the acquisition of Global Superfoods Corp. (“GSC”), the parent company of Navitas LLC (“Navitas”), for a purchase price of $38.5 million, subject to post-closing adjustments (the “Navitas Acquisition”), and (ii) the purchase by Gateway Superfood NSSIII Investment, LLC and Gateway Superfood NSSIV Investment, LLC (together, the “Investor”), each an affiliate of Nexus Capital Management LP (“Nexus”), of 50,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at $1,000 per share for gross proceeds of $50.0 million (the “Nexus Investment” and together with the Navitas Acquisition, the “Transactions”), pursuant to that certain investment agreement dated December 21, 2025 (the “Investment Agreement”). The net proceeds from the Nexus Investment were used to complete the Navitas Acquisition. The Transactions were approved by the Company's stockholders at a special meeting held on March 11, 2026. The results of Navitas are not included in the Company's consolidated financial statements for the fiscal year ended December 31, 2025.

Historical Financial Information for Navitas Organics

The following financial information for GSC has been derived from GSC’s consolidated financial statements for the fiscal year ended December 31, 2025, audited by Baker Tilly, GSC’s independent registered accounting firm. This information should not be relied upon as a definitive representation of the combined business’s future financial performance. For informational purposes, for the fiscal year ended December 31, 2025, GSC generated Net Sales of $45.3 million and Gross Profit of $14.4 million, reflecting Gross Margin of approximately 31.8%. GSC reported Net Income of approximately $1.6 million for the period. These results are presented on a historical basis and were not included in Laird Superfood’s consolidated results for fiscal year 2025.

Conference Call and Webcast Details

We will host a conference call and webcast at 5:00 p.m. ET today to discuss our financial results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”. The webcast will be archived on the Company's website and will be available for replay for at least two weeks.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are clean, delicious, and functional. Our products are designed to enhance a consumer's daily ritual and keep them fueled naturally throughout the day. Laird Superfood was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at www.lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to our 2026 financial outlook and statements regarding Laird Superfood’s anticipated expansion across its platforms, channels, products, and geographies, cash runway, future financial performance, and growth. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or the antonyms of these terms or other comparable terminology. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (2) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (3) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (4) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (5) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (6) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (7) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (8) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (9) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations and the potential impact of policy changes regarding imports, exports, and tariffs; (10) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements, including our ability to continue as a going concern; (11) the costs and success of our marketing efforts, and our ability to promote our brand; (12) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (13) our ability to effectively manage our growth; (14) our ability to compete effectively with existing competitors and new market entrants; (15) the impact of adverse economic conditions, consumer confidence and spending levels; (16) the growth rates of the markets in which we compete, and (17) the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings we make with the Securities and Exchange Commission.

Investor Relations Contact

Trevor Rousseau

investors@lairdsuperfood.com

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Year Ended
	December 31,
	2025	2024
Sales, net	$49,889,286	$43,295,137
Cost of goods sold	(30,978,702)	(25,607,556)
Gross profit	18,910,584	17,687,581
General and administrative
Salaries, wages, and benefits	4,456,236	4,367,976
Other general and administrative	5,770,409	4,931,033
Total general and administrative expenses	10,226,645	9,299,009
Sales and marketing
Marketing and advertising	7,436,124	6,484,611
Selling	4,352,110	3,825,992
Related party marketing agreements	309,805	251,061
Total sales and marketing expenses	12,098,039	10,561,664
Total operating expenses	22,324,684	19,860,673
Operating loss	(3,414,100)	(2,173,092)
Other income	182,635	413,255
Loss before income taxes	(3,231,465)	(1,759,837)
Income tax expense	(20,746)	(60,324)
Net loss	$(3,252,211)	$(1,820,161)
Net loss per share:
Basic and diluted	$(0.31)	$(0.18)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	10,554,211	9,946,733

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(3,252,211)	$(1,820,161)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	253,719	270,271
Stock-based compensation	1,883,513	1,637,788
Provision for inventory obsolescence	699,403	599,902
Impairment of long-lived intangible assets	661,103	—
Other operating activities, net	87,545	132,597
Changes in operating assets and liabilities:
Accounts receivable	(2,131,602)	(719,445)
Inventory	(2,505,896)	(253,019)
Prepaid expenses and other current assets	227,659	(267,463)
Operating lease liability	(105,966)	(128,426)
Accounts payable	956,819	497,867
Accrued expenses	428,945	888,612
Related party liabilities	11,553	26,979
Net cash from operating activities	(2,785,416)	865,502
Cash flows from investing activities
Purchase of property and equipment	(76,455)	(24,776)
Net cash from investing activities	(76,455)	(24,776)
Cash flows from financing activities
Common stock issuances, net of taxes	(352,251)	(70,926)
Common stock issuance costs	—	(57,475)
Stock option exercises	20,570	95,021
Net cash from financing activities	(331,681)	(33,380)
Net change in cash and cash equivalents	(3,193,552)	807,346
Cash, cash equivalents, and restricted cash, beginning of period	8,514,152	7,706,806
Cash, cash equivalents, and restricted cash, end of period	$5,320,600	$8,514,152
Supplemental disclosures of cash flow information
Cash paid for interest	$6,660	$16,027
Cash paid for income taxes	$27,470	$63,852
Supplemental disclosures of non-cash financing activities
Prepaid expenses paid for with a short-term financing arrangement included in accrued expenses	$113,936	$165,543
Deferred common stock issuance costs included in accrued expenses	$238,517	$—
Taxes withheld to cover net issuances of incentive stock awards included in accrued expenses	$33,700	$—

LAIRD SUPERFOOD, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets
Cash, cash equivalents, and restricted cash	$5,320,600	$8,514,152
Accounts receivable, net	3,899,205	1,762,911
Inventory	7,782,169	5,975,676
Prepaid expenses and other current assets	1,838,683	1,713,889
Total current assets	18,840,657	17,966,628
Property and equipment, net	41,203	58,447
Intangible assets, net	75,000	896,123
Related party license agreements	132,100	132,100
Right-of-use assets	128,877	205,703
Total assets	$19,217,837	$19,259,001
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,094,579	$2,137,760
Accrued expenses	4,458,096	3,642,998
Related party liabilities	46,500	34,947
Lease liabilities, current portion	109,145	105,966
Total current liabilities	7,708,320	5,921,671
Lease liabilities	46,730	140,464
Total liabilities	7,755,050	6,062,135
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized at December 31, 2025 and December 31, 2024; 11,071,096 and 10,694,765 issued and outstanding at December 31, 2025, respectively; and 10,668,705 and 10,292,374 issued and outstanding at December 31, 2024, respectively.	10,695	10,292
Additional paid-in capital	122,822,613	121,304,884
Accumulated deficit	(111,370,521)	(108,118,310)
Total stockholders’ equity	11,462,787	13,196,866
Total liabilities and stockholders’ equity	$19,217,837	$19,259,001

LAIRD SUPERFOOD, INC.

NON-GAAP FINANCIAL MEASURES

(unaudited)

In this press release, we report Adjusted EBITDA and Adjusted EBITDA per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss), adjusted to exclude: (1) depreciation and amortization expenses, (2) stock-based compensation, (3) income tax expense, (4) other income, (5) expenses related to the impairment of long-lived intangible assets, (6) expenses and recoveries related to a product quality issue, and (7) expenses incurred in connection with the acquisition of Navitas Organics. The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations, excluding non-cash costs and non-recurring events, across periods on a consistent basis.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest expense; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including Net Sales, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(1,758,785)	$(398,443)	$(3,252,211)	$(1,820,161)
Adjusted for:
Depreciation and amortization	67,685	65,852	253,719	270,271
Stock-based compensation	447,077	562,975	1,883,513	1,637,788
Income tax expense	(7,258)	12,422	20,746	60,324
Other Income	(34,979)	(91,298)	(182,635)	(413,255)
Impairment of long-lived intangible assets	—	—	661,103	—
Product quality issue (a)	—	(349,115)	—	(434,329)
Acquisition costs (b)	932,856	—	932,856	—
Adjusted EBITDA	$(353,404)	$(197,607)	$317,091	$(699,362)

(a) In January 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We previously incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. We reached settlement with a supplier in the third quarter of 2023 and recorded recoveries in 2024.

(b) On December 21, 2025, the Company entered into an agreement to acquire Navitas Organics and Global Superfood Company. The Company incurred professional fees related to this business combination in the year ended December 31, 2025.